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                                                                    EXHIBIT 15.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                                        Re:  Continental Natural Gas, Inc.
                                        Registration on Form S-1



We are aware that our report dated June 10, 1997 on our review of interim financial information of Continental Natural Gas, Inc. for the periods ended March 31, 1997 and 1996 is included in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                        COOPERS & LYBRAND L.L.P.



July 28, 1997